                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:


We hereby consent to the use in this Registration Statement on Form S-4 of Chancellor Media Corporation and Subsidiaries of 1) our report dated February 26, 1999, except for Note 3 as to which the date is March 15, 1999, relating to the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries; and 2) our report dated February 26, 1999, except for Note 2 as to which the date is March 15, 1999, relating to the consolidated financial statements of Capstar Communications, Inc. and Subsidiaries, each of which of the aforementioned financial statements are those that appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       PRICEWATERHOUSECOOPERS LLP

Austin, Texas

June 3, 1999